Exhibit 2.1

ACQUISITION AGREEMENT

THIS AGREEMENT (hereinafter "the Agreement"), is made and entered into as of the 18th day of November, 2005, by and between BEAUTY BRANDS GROUP, INC. a Florida Corporation ("Beauty Brands"), TERRY TECCO (hereinafter "Tecco"), an individual, and RPM TRADING, LLC, (hereinafter "RPM") a New York limited liability company, provides as follows:

1. RECITALS:

This agreement is made and entered into with reference to the following facts and circumstances:

A.  On September 26. 2005, Beauty Brands, through its counsel, entered into a letter of intent with Tecco, whereby Tecco agreed to acquire common stock in Beauty Brands representing 51% of the outstanding; common stock, in exchange for cash.

B.  Tecco wishes to assign all of his right, title and interest in the letter of intent to RPM.

C.  Beauty Brands and Tecco all wish to provide certain assurances and indemnifications to RPM for assuming the rights specified in (he letter of intent and entering into this contract.

NOW, THEREFORE, in exchange for good and valuable consideration, the parties agree as follows:

2.   ACQUISITION OF CONTROLLING INTEREST

A.  In exchange for the sum of $190,000 in cash payment by Tecco, $40,000 of which will be paid on during of this agreement, and $150,000, payable $75,000 on February 1, 2006 and $75,000 on June 15, 2006, according to the terms of a promissory note ("note") executed by Tecco. Beauty Brands shall direct the issuance of 5,100,000 shares of voting common stock from its Treasury to RPM.

B.  In order to issue the stock referred to in the preceding paragraph, Beauty Brands shall first amend its articles of incorporation to increase the authorized share capital of the company to 100 million shares, and shall issue a resolution of its board of directors for the issuance of the 5,100,000 shares, which shall be issued by Beauty Brands' transfer agent, as directed by RPM.

C.  RPM shall be responsible for the payment of an auditor fees, transfer agent fees, any EDGAR or SEC filing fees, all registered agent fees, and all fees necessary to reinstate Beauty Brands' corporate charter, if any.

D.  Tecco hereby assigns all his right, title, and interest in and to this transaction and the letter of intent to RPM, In exchange for 75,000 post-reverse split shares to be issued by Beauty Brands.

3. REPRESENTATIONS AND WARRANTIES OF BEAUTY BRANDS

Beauty Brands and its subsidiaries, if any, hereby represents and warrants to RPM, to the best of its knowledge, information and belief; after reasonable investigation, as follows:

A.  Beauty Brands is a corporation, duly formed and in good standing under the laws of the state of Florida. Beauty Brands has the full power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder have been duly authorized by all necessary corporate action on the part of Beauty Brands and will not contravene or violate or constitute a breach of the terms of its Articles of Incorporation, founding documents, or By-Laws, or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which either is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to it. This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by Beauty Brands and will constitute, the valid and binding obligations of it, enforceable against it in accordance with their respective terms.

B.  Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which Beauty Brands is a party or by which it is bound is required for the execution, performance, or consummation of this Agreement, except for approval and ratification by Beauty Brands' shareholders.

C.  There are no enforceable actions, suits, proceedings, orders,  investigations or claims pending or, to Beauty Brands' knowledge, threatened against it, at law or in equity, or before any federal, state or other governmental body, with the exception of the outstanding judgment against it in the case of A&B Sales Unlimited, Inc. v. Beauty Brands Group (USDC ED NY) Case No . 1 :91-CV-01 332-CPS-ASC. The judgments and orders heretofore entered in the cases shown on the attached exhibit 1 are non-enforceable, and there are no more pending or threatening actions or proceedings that Beauty Brands or the officers are aware of, except those listed.

D.  The representations and warranties contained in this Section will be accurate, true and correct, in all respects, on and as of the date of this Agreement as though made at such date in identical language.

E. The execution, delivery and performance of this agreement by Beauty Brands do not require the consent, waiver, approval, license or authorizations of any person or public authority which has not been obtained, with the exception of shareholder approval, and it does not violate, with or without the giving of notice or the passage of time or both, any law applicable to Beauty Brands, and does not conflict with or result in a breach or termination of any provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Beauty Brands.

F.  The restricted common stock issued in accordance with this agreement will be fully paid, and validly and legally issued.

G. Beauty Brands has been out of business for over two years, and thus need not make any representations as to the legality of its business.

4. REPRESENTATIONS AND WARRANTIES OF RPM

RPM, its affiliates and members, hereby represent and warrant to Beauty Brands as follows:

A.  RPM is a limited liability company, formed and in good standing under the laws of the state of New York. RPM has the full power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder have been duly authorized by all necessary action on the part of RPM, and will not contravene or violate or constitute a breach of the terms of its Articles of Incorporation, founding documents, or By-Laws, or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which either is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to it.  This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by RPM, and will constitute, the valid and binding obligations of it, enforceable against it in accordance with their respective terms.

B.  Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which RPM is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement.

C.  There are no actions, suits, proceedings, orders, investigations or claims pending or, to RPM's knowledge, threatened against it, at law or in equity, or before any Federal, state or other governmental body.

D.  The representations and warranties contained in this Section will be accurate, true and correct, in all respects, on and as of the date of Closing as though made at such date in identical language.

E.  The execution, delivery and performance of this Agreement by RPM does not require the consent, waiver, approval, license or authorizations of any person or public authority which has not been obtained, does not violate, with or without the giving of notice or the passage of time or both, any law applicable to RPM, and does not conflict with or result in a breach or termination, of any provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of RPM.

F.  RPM has complied with all laws, ordinances, regulations and orders which have application to its business, the violation of which might have a material adverse effect on its financial condition or results of operations, and possesses all governmental licenses and permits material to and necessary for the conduct of its business, the absence of which might have a material adverse effect on its financial condition or results of operations. All such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any such licenses or permits.

G.  RPM makes no representation or warranty that it will capitalize Beauty Brands with any specific business or plan of operations.

5.  INDEMNIFICATION

A.  From and after the Closing, Tecco (as such, the "Indemnifying Party"), shall indemnify, reimburse, defend and hold harmless RPM, and its respective affiliates, successors or assigns (each, an "Indemnified Party") for any and all direct or indirect claim, losses, liabilities, damages (including special and consequential damages), costs (including court costs) and expenses, including all reasonable attorneys' and accountants' fees and expenses (hereinafter a "Loss" or "Losses"), arising from or in connection with (i) any breach or inaccuracy of any or warranty of Beauty Brands, whether such breach or inaccuracy exists or is made on the date of this Agreement or as of the Closing, and irrespective of the termination of such representations and warranties as of the Effective Time; (ii) any breach of or noncompliance by Beauty Brands or of or with any covenant or agreement contained in this Agreement or in any other agreement or instrument delivered in connection herewith, (iii) any and all Liabilities of Beauty Brands or any of its Subsidiaries existing on, or relating to periods prior to, the Closing. If, by reason of the claim of any Person relating to any of the matters subject to indemnification under this section, an encumbrance, attachment, garnishment or execution is placed upon any of the property or assets of any Indemnified Party, the Indemnifying Party shall also, promptly upon demand, furnish an indemnity bond satisfactory to the Indemnified Party to obtain the prompt release of such encumbrance, attachment, garnishment or execution.

B.  The Indemnifying Party shall be entitled to defend any claim, action, suit or proceeding made by any third party against an Indemnified Party with counsel approved by the Indemnified Party, such approval not to be unreasonably withheld; provided, however, that the Indemnified Party shall be entitled to participate in such defense with counsel of its choice and at its own expense and, if the Indemnifying Party does not provide a competent and vigorous defense, then the Indemnified Party's participation shall be at the expense of the Indemnifying Party. The Indemnified Party shall provide such cooperation and access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter, and the parties shall cooperate with each other in order to ensure the proper and adequate defense thereof. An Indemnifying Party shall not settle any claim subject to indemnification hereunder without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

C.  With regard to claims of third parties for which indemnification is hereunder, such indemnification shall be paid by the Indemnifying Party (or amounts may be set off by the Indemnified Party) upon the earliest to occur of; (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party, (iii) the settlement of the claim, (iv) with respect to indemnities for tax liabilities, upon the issuance of any final resolution by a taxation authority, or (v) with respect to claims before any administrative or regulatory authority, when the Loss is finally determined and not subject to further review or appeal; provided, however, that the Indemnifying Party shall pay on the Indemnified Party's demand any cost or expense reasonably incurred by the Indemnified Party in defending or otherwise dealing with such claim.

D.  Tecco waives, releases  and relinquishes any right of indemnification or contribution from RPM or any of its Subsidiaries under applicable law or any contract or agreement in connection with their respective indemnification obligations under this section.

6. CLOSING

Concurrently with the Closing, Beauty Brands shall deliver to RPM the following:

A.   A resolution authorizing this transaction and the issuance of 5,100,000 shares of common stock of Beauty Brands Group, Inc.

B.   An opinion to Beauty Brands from its legal counsel, on which RPM shall also be entitled to rely, that the resolution authorizing the issuance of restricted shares of common stock to RPM is validly and legally executed, in accordance with its by-laws and with full corporate authority.

C.  The resignations of its current officers and directors.

D.  Tecco shall be fully responsible for payment of the note, and he is agreed by all parties that RPM is specifically not responsible for any other obligation, or representation made by any third party other than RPM, except as specifically set forth in this agreement.

The closing shall occur at the offices of Mary F. Seymour, Esq., in Pepin, Wisconsin and shall be deemed to have closed upon the execution and delivery of the resolution approving the transaction and authorizing the issuance of shares.

7.  NOTICES

Any notices called for in this agreement shall be effective upon personal service or upon service by first class mail, postage prepaid, to the parties at the following addresses:

To Beauty Brands:
c/o Mary F. Seymour, Esq.,
P.O. Box 146
Pepin, Wisconsin 54759-0146

To RPM:
RPM Trading, LLC
100 Jericho Quadrangle, Suite 335
Jericho, NY 11753

To Officers:
c/o Mary F. Seymour, Esq.,
P.O. Box 146
Pepin, Wisconsin 54759-0146

To Tecco:
Terry Tecco
9700 Honeysuckle Drive
Frisco, TX 75035

7.   POST CLOSING COVENANTS

A.  The current officers and directors of Beauty Brands shall cooperate as is reasonable with RPM and its accountants and auditors in preparing, auditing and certifying the financial statements of Beauty Brands, shall answer all questions of the accountants and auditors, to the best of their knowledge, information and belief after reasonable investigation, and shall certify to them that, in the past two years, Beauty Brands has had no assets and no liabilities, besides those which shall be specifically enumerated by the officers and/or counsel, and that Beauty Brands has issued no stock, except for the stock issued to consummate this transaction. The officers and directors shall execute any and all documents as may be reasonably required by the auditor, and shall answer all auditor inquiries to the best of their knowledge, information and belief after reasonable investigation.

B.  RPM shall cause Beauty Brands to accept the resignations of the current officers and directors of Beauty Brands, and shall appoint a new board of directors.

C.  Beauty Brands shall issue 50,000 post-reverse split shares of common stock to Mary F.  Seymour, Esq., as and for attorney's fees and costs.

9.   MISCELLANEOUS PROVISIONS:
With regard to the promissory note, this agreement shall be construed exclusively in accordance with the laws of the State of Minnesota, and the proper venue for the resolution of any controversy shall be exclusively in the Minnesota courts. With regard to this agreement, this agreement shall be construed exclusively in accordance with the laws of the State of New York, and the proper venue for resolution of any controversy shall exclusively be the courts of Nassau County, New York.

This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

Each of the parties shall execute any and all documents as are reasonable and necessary to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

This agreement contains all of the Agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

Each of the parties hereto has agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation against the party who causes the uncertainty to exist or against the draftsman.

This agreement may not be superseded, amended, assigned or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.

If any provision of this Agreement is held, by a court of competent jurisdiction, to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

The parties may execute this agreement in two or more counterparts, each of which shall be signed by all of the parties; and each such counterpart shall be deemed an original instrument as against any party who has signed it.

The parties shall use their reasonable best efforts to obtain the consent of all necessary persons and agencies to the transfer of shares provided for in this agreement.

The parties may execute this agreement in counterparts, each of which will be deemed an original. A facsimile copy of this agreement shall be treated, for all purposes, as an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year above written.

BEAUTY BRANDS INTERNATIONAL, INC

By___________________________________
GREGORY JOHNSON, President/Director

By___________________________________
ROBERT HEIDMANN, Director

By/s/ Glenna Price
GLENNA PRICE, Director

By___________________________________
COLMO O. WRYNN, Member Manager

RPM TRADING, LLC

By /s/ Marc Sharinn
MARC SHARINN, Member Manager

By /s/ Colm O. Wrynn
COLM O. WRYNN, Member Manager

By___________________________________
TERRY TECCO

MELISSA CUNNINGHAM
NOTARY PUBLIC - MINNESOTA
My Commission Expires Jan. 31, 2010

/s/ Melissa Cunningham
12/7/05